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                                                                   EXHIBIT 4.5




                           CERTIFICATE OF TRUST OF
                            ALLSTATE FINANCING I

     This Certificate of Trust of Allstate Financing I (the "Trust"), dated August 16, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is Allstate Financing I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are:
Delaware Trust Capital Management, Inc., 900 Market Street, 2nd Floor, Wilmington, Delaware 19801.

     3. Effective Date. This Certificate of Trust shall be effective as of August 21, 1996.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                             Joseph T. Kane, not in his individual capacity but
                               solely as Trustee


                             /s/ JOSEPH T. KANE
                             --------------------------------------------------


                             STATE STREET BANK AND TRUST
                               COMPANY, not in its individual capacity but solely as Trustee


                             By:/s/ ERIC DONAGHEY
                                -----------------------------------------------
                                Name: Eric Donaghey
                                Title: Assistant Vice President


                             DELAWARE TRUST CAPITAL
                               MANAGEMENT, INC., not in its individual
                               capacity but solely as Trustee


                             By:/s/ RICHARD N. SMITH
                                ----------------------------------------------
                                Name: Richard N. Smith
                                Title: Vice President